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TO:  STATEFED FINANCIAL CORP.
     419 Sixth Avenue
     Des Moines, Iowa 50309


                       NOTICE OF NOMINATION FOR DIRECTOR
                       ---------------------------------

     Krause Gentle Corporation ("Krause Gentle") whose address of record on file with StateFed Financial Corp. (the "Company") is c/o James B. Langeness, Duncan, Green, Brown, Langeness & Eckley, P.C., 380 Capital Square, 400 Locust Street, Des Moines, IA 50309-2331 and Krause Gentle Company, 4201 Westown Parkway, Ste. 220, West Des Moines, IA 50266, with the knowledge that an election of directors for the Board of Directors of StateFed is to be held at the year 2000 annual meeting of shareholders, hereby nominates Dennis N. Folden, 772 - 45th Street, West Des Moines, IA 50265, as a candidate for the office of director of the Company and requests that his nomination be included in the Company's proxy materials to be sent to shareholders prior to the annual meeting of shareholders. Krause Gentle beneficially owns 149,000 shares of the common stock of StateFed.

     Mr. Folden is 46 years old. Mr. Folden is currently an Executive Vice President with Krause Gentle and his responsibilities include the operations and marketing of Kum & Go convenience stores. He has been employed by Krause Gentle since 1976. With Krause Gentle he has served in various positions including the following: Executive Vice President of Marketing; Senior Vice President of Marketing; Real Estate and Acquisitions; and Operations/Personnel. Mr. Folden has also been President of the Spencer School of Business and the Bradford School of Business. Mr. Folden serves or has served as a director on the Boards of Directors of the following entities: Krause Gentle Corporation, Blimpie Midwest, Chieftain Corp., Liberty Savings Bank,
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Convenience Store Decisions Publications, and Investors R Us. Mr. Folden is a
graduate of Mankato State University (B.A. in Philosophy).

     All material and relevant disclosures as required by Regulation 14A under the Securities Exchange Act of 1934, as amended (17 C.F.R. (S) 240.14a.1 et seq.) have been made in the foregoing nomination.

     Mr. Folden's consent to being named in the proxy statement as a nominee and to serving as a director if elected is attached hereto as Exhibit A, and incorporated herein by the reference.

                                                  KRAUSE GENTLE CORPORATION

Dated:       May 31, 2000                      By: /s/ Kyle J. Krause
      -------------------                          -------------------------
                                                   Kyle J. Krause,
                                                   Chief Operating Officer

RECEIVED BY:                                      STATEFED FINANCIAL CORP.
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Dated                                          By:
      -------------------                          -------------------------

                                                   -------------------------
                                                           Print Name

                                      -2-
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                                  Exhibit "A"


                          CONSENT OF DENNIS N. FOLDEN



     I, Dennis N. Folden, hereby consent to being named in the upcoming proxy statement of StateFed Financial Corp. ("StateFed") as a nominee for the position as a director of StateFed's Board of Directors. I additionally consent to serving as a director on StateFed's Board of Directors if elected.


Dated:    May 31, 2000                             /s/ Dennis N. Folden
          ------------                             ---------------------------
                                                   DENNIS N. FOLDEN

State of Iowa   )
                )ss:
County of Polk  )

     On this 31st day of May, A.D., 2000 before me, a Notary Public in and for the State of Iowa, personally appeared Dennis N. Folden, to me known to be the person who executed the foregoing instrument, and acknowledge that he executed the same as his voluntary act and deed.


                                               /s/ Sandra L. Conway
                                               -----------------------------
                                               Notary Public, State of Iowa